UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2016 (February 1, 2016)

HANCOCK FABRICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Fashion Way

Baldwyn, Mississippi 38824

(Address of Principal Executive Offices)

(662) 365-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information disclosed under Item 1.03 of this report under —DIP Financing is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership

Chapter 11 Filings

On February 2, 2016 (the “Petition Date”), Hancock Fabrics, Inc. (“Hancock”) and all of Hancock’s direct and indirect subsidiaries (collectively with Hancock, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Petitions”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”, and the filings therein, the “Chapter 11 Filings”). The Debtors are seeking Bankruptcy Court authorization to jointly administer the chapter 11 cases (the “Chapter 11 Cases”) under the caption “In re Hancock Fabrics, Inc., et al.” Case No. 16-10296. The Debtors will continue to manage their properties and operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

DIP Financing

In connection with the Chapter 11 Cases, the Debtors filed motions seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in the Debtor-In-Possession Credit Agreement (the “DIP Credit Agreement”), that was entered into with the lenders from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Agent and Swing Line Lender, and GACP Finance Co., LLC, as Term Agent, upon the entry of an interim court order approving the DIP Credit Agreement. The DIP Credit Agreement provides for senior secured, super-priority debtor-in-possession financing facilities in an aggregate amount of up to $100,000,000 (the “DIP Facility”). The DIP Facility will become available upon the satisfaction of customary conditions precedent thereto, including the entry of an order of the Bankruptcy Court approving the DIP Facility on an interim basis.

Hancock anticipates using the proceeds of the DIP Facility (a) after the entry of a final order of the Bankruptcy Court authorizing the DIP Facility (the “Final Order”), for the repayment in full in cash of all Hancock’s pre-petition first lien senior secured credit facility (other than contingent indemnification obligations), (b) to fund the fees, costs and expenses in connection with the DIP Credit Agreement, (c) to fund general corporate purposes, and (d) for working capital purposes in accordance with an approved budget acceptable to the Lenders (the “Budget”) and subject to a permitted variance, among other things.

The DIP Facility consists of a revolving credit facility in a maximum principal amount of up to $80,000,000 and a term loan facility in the aggregate principal amount of $18,290,416.47, which, after the entry of the Final Order, will be used for the repayment of all existing obligations with respect to Hancock’s pre-petition senior secured term loan.

The maturity date of the DIP Facility is the earliest of (i) six (6) months after the petition date, subject to extension by mutual consent, but in no event later than nine (9) months after the petition date, (ii) thirty (30) calendar days after the petition date if the Final Order is not entered, (iii) the effective date of a chapter 11 plan of reorganization, (iv) the date of consummation of any sale of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code, (v) the date of acceleration of the loans and the termination of the DIP commitments upon the occurrence of an event of default under the DIP Facility, and (vi) the filing of a motion by the Debtors seeking dismissal of the Chapter 11 Cases, the dismissal of the Chapter 11 Cases, the filing of a motion by the Debtors seeking to convert the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, the conversion of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or the appointment of a trustee or examiner with expanded powers in any of the Chapter 11 Cases. Interest on the outstanding principal amount of loans under the DIP Facility is a per annum rate equal to a base rate (determined with reference to the prime rate subject) plus 1.50%. Upon an event of default, all obligations under the DIP Facility will bear interest at a rate equal to the then current rate plus an additional 2% per annum.

Pursuant to the terms of the DIP Credit Agreement, the domestic subsidiaries of Hancock guarantee Hancock’s obligations under the DIP Facility. Subject to certain exceptions, the DIP Facility is secured by (i) a first priority perfected security interest in all of Hancock’s unencumbered assets, (ii) second priority perfected liens and security interests in all of Hancock’s assets that are subject to certain prepetition liens pursuant to section 364(c)(3) of the Bankruptcy Code, and (iii) priming first-priority perfected liens and security interests in all of Hancock’s assets senior to certain consenting prepetition secured parties pursuant to sections 364(c)(2) and (d)(1) of the Bankruptcy Code. The security interests and liens are subject only to certain carve outs and permitted liens, as set forth in the DIP Credit Agreement.

The DIP Facility is subject to certain covenants, including without limitation, related to the incurrence of additional debt, liens, the making of restricted payments, Hancock’s failure to comply with the approved budget and certain bankruptcy related covenants, in each case as set forth in the DIP Credit Agreement. The DIP Facility is also subject to certain mandatory prepayment events, including without limitation, upon the sale of certain assets and certain events of default.

The foregoing description of the DIP Facility does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, a copy of which will be filed as an exhibit to a subsequent report.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.03 of this report under —DIP Financing is hereby incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On February 1, 2016, Wells Fargo Bank, National Association, in its capacity as administrative agent and collateral agent (the “Agent”), and GA Capital, LLC, in its capacity as term loan agent (the “Term Agent”), in each case under the credit agreement, dated as of April 22, 2015 (as amended prior to and in effect on the Petition Date, the “Pre-Petition Credit Agreement”), by and among Hancock, certain of its direct and indirect subsidiaries, the Agent, the Term Agent, and the lenders party thereto from time to time, delivered a written notice of default and acceleration (the “Notice of Default”) to Hancock asserting that one or more events of default had occurred with respect to the Pre-Petition Credit Agreement. Under the Notice of Default, (i) the Agent is terminating the lenders’ obligations to make loans to Hancock, (ii) the Agent is demanding payment of a termination fee of $2,000,000, (iii) the Term Agent is demanding payment of a prepayment fee equal to $700,000, (iv) the Agent and the Term Agent are accelerating all sums owed by Hancock under the Pre-Petition Credit Agreement and (v) the Agent and the Term Agent are making demand for immediate payment of the amounts due under the Pre-Petition Credit Agreement, including the termination fee and the prepayment fee.

The Debtors’ Chapter 11 Filings described in Item 1.03 above constitute an event of default that accelerated obligations of the Debtors under the Pre-Petition Credit Agreement and the indenture, dated as of November 20, 2012, between Hancock and Deutsche Bank National Trust Company, as trustee thereunder, governing Hancock’s Floating Rate Series A Secured Notes Due 2017 (as amended prior to and in effect on the Petition Date, the “Indenture” and, together with the Pre-Petition Credit Agreement, the “Pre-Petition Debt Documents”) on the Petition Date.  The Pre-Petition Debt Documents provide that as a result of the Chapter 11 Filings, the principal and accrued and unpaid interest and premiums, fees and all other amounts owed, if any, due thereunder are immediately due and payable. As of the Petition Date, an aggregate amount of approximately $79.9 million and approximately $8.4 million, including accrued and unpaid interest and premiums, fees and all other amounts owed, if any, were outstanding under the Pre-Petition Credit Agreement and the Indenture, respectively. Hancock believes any efforts to enforce such payment obligations under the Debt Documents, including pursuant to the Notice of Default, are automatically stayed as a result of the Chapter 11 Filings and the creditors’ rights of enforcement in respect of the Debt Documents are subject to applicable provisions of the Bankruptcy Code.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2016, Neil Subin resigned as a member of the Board of Directors of Hancock, effective immediately. The resignation of Mr. Subin is not the result of a disagreement with Hancock on any matter relating to Hancock's operations, policies or practices.

Item 7.01	Regulation FD Disclosure

A copy of the press release, dated February 2, 2016, announcing that the Debtors filed voluntary petitions for relief under the Bankruptcy Code is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 on this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Hancock cautions that trading in securities of Hancock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for these securities may bear little or no relationship to the actual recovery, if any, by holders of the these securities in the Chapter 11 Cases.

Item 9.01	Financial Statements and Exhibits

(d)         Exhibits

Exhibit Number	Description
99.1	Press release issued by Hancock Fabrics, Inc. dated February 2, 2016.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements about Hancock’s expectations, beliefs, plans, objectives, assumptions and future events are not statements of historical fact and reflect only Hancock’s current expectations regarding these matters. Hancock’s actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including: (i) the potential adverse impact of the Chapter 11 Filings on Hancock’s liquidity or results of operations; (ii) changes in Hancock’s ability to meet financial obligations during the Chapter 11 Cases or to maintain contracts that are critical to Hancock’s operations; (iii) the outcome or timing of the Chapter 11 Cases; (iv) the effect of the Chapter 11 Filings on Hancock’s relationships with third parties, regulatory authorities and employees; (v) the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, including proceedings that may be brought by third parties in connection with the Chapter 11 Cases; (vi) the Debtors’ ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases in general; (vii) restrictions on the Debtors due to the terms of debtor-in-possession financing facilities and restrictions imposed by the Bankruptcy Court; (viii) the increased administrative costs related to the Chapter 11 Cases; (ix) Hancock’s ability to maintain adequate liquidity to fund operations during the Chapter 11 Cases and thereafter; (x) the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Filings and any additional strategies Hancock may employ to address its liquidity and capital resources; and (xi) other factors listed from time to time in Hancock’s filings with Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and Hancock undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.

Date: February 2, 2016	By:	/s/ Dennis Lyons
	Name:	Dennis Lyons
	Title:	Senior Vice President and Chief Administrative
Officer)